Exhibit 32.1

Certifications pursuant to Securities Exchange Act of 1934 Rule 13a-14(b) or 15d-14(b) and 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002

In connection with the Quarterly Report of CRUCIAL INNOVATIONS, CORP. (the “Company”) on Form 10-Q for the quarter ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Reinis Kosins, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 28, 2019 By:	/S/ Reinis Kosins
Name: Reinis Kosins
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)